Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS STRONG GROWTH IN OPERATING RESULTS FOR THE THIRD QUARTER 2007

BETHESDA, MD; October 10, 2007 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the third quarter ended September 7, 2007.

•

Total revenue increased $96 million, or 8.6%, to $1,206 million for the third quarter and $518 million, or 16.6%, to $3,634 million for year-to-date 2007. Excluding the revenues for the Starwood portfolio, which was purchased in April 2006, revenues increased 8.3% for year-to-date 2007.

•

Net income increased $57 million to $97 million for the third quarter and decreased $109 million to $433 million for year-to-date 2007. Earnings per diluted share increased $.11 to $.18 and decreased $.33 to $.79 for the third quarter and year-to-date 2007, respectively.

Net income included a net gain of $90 million, or $.16 per diluted share, for year-to-date 2007 associated with gains on hotel dispositions, partially offset by debt repayment or refinancing costs. By comparison, net income for year-to-date 2006 included a net gain of approximately $347 million, or $.74 per diluted share associated with similar transactions, as well as preferred stock redemptions and non-recurring costs associated with the Starwood acquisition. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•

Funds from Operations (FFO) per diluted share increased 35.7% from $.28 to $.38 for the third quarter and 23.4% from $.94 to $1.16 for year-to-date 2007. FFO was reduced by $.08 per diluted share for costs associated with debt repayments or refinancings for year-to-date 2007. By comparison, FFO per diluted share was reduced by $.05 for year-to-date 2006 for similar transactions, as well as costs associated with preferred stock redemptions and the Starwood acquisition. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

The Company also announced the following third quarter results for Host Hotels & Resorts, L.P., through which it conducts all of its operations and holds approximately 97% of the partnership interests:

•

Net income increased $60 million to $101 million for the third quarter and decreased $116 million to $449 million for year-to-date 2007. Net income of Host LP was also affected by certain transactions—See “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 15.4% to $292 million for the third quarter and 19.3% to $969 million for year-to-date 2007.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

The Company presents RevPAR for its comparable hotels plus the Starwood portfolio acquired in April of 2006 due to the significant contribution of these hotels to the Company’s operations. RevPAR for the comparable hotels plus the Starwood portfolio, which includes the 24 hotels acquired from Starwood in 2006 that we own as of September 7, 2007, increased 7.2% for the quarter and 7.0% year-to-date. The comparable hotel plus the Starwood portfolio RevPAR gains were driven by an increase in average room rates of 5.1% for the quarter and 5.7% year-to-date and increases in occupancy of 1.5 percentage points and .8 percentage points for the quarter and year-to-date periods, respectively. Comparable hotel RevPAR for the third quarter of 2007 (not including the Starwood portfolio) increased 6.7% and year-to-date comparable hotel RevPAR increased 6.1% over results for the same periods of 2006. Comparable hotel adjusted operating profit margins increased 1.4 percentage points and .7 percentage points for the third quarter and year-to-date 2007, respectively. For further detail, see “Notes to the Financial Information.”

EUROPEAN JOINT VENTURE

On July 20, 2007, the Company’s joint venture based in Europe, in which the Company holds a 32.1% interest, purchased the 262-room Renaissance Brussels Hotel, the 218-room Brussels Marriott and the Marriott Executive Apartments comprised of 57 apartments.

BALANCE SHEET

As of September 7, 2007, the Company had approximately $559 million of cash and cash equivalents. Excluding amounts necessary for working capital, the Company intends to use its remaining available funds to further invest in its portfolio, acquire new properties or make further debt repayments.

In October 2007, the Company intends to repay a $190 million mortgage secured by four of its properties. The Company currently has $600 million available under its line of credit.

DIVIDEND

As previously announced, the Company expects to declare a fixed $.20 per share common dividend each quarter, as well as a special dividend in the fourth quarter of each year, the amount of which will be based on the Company’s taxable income. Based on the Company’s 2007 guidance, the Company expects that the fourth quarter special dividend would be in the range of $.15 to $.25.

2007 OUTLOOK

The Company expects RevPAR for the comparable hotels plus the Starwood portfolio to increase approximately 6.5% to 7.5% for the full year. The Company expects its operating profit margins under GAAP to increase approximately 50 basis points to 90 basis points and its comparable hotel adjusted operating profit margins to increase approximately 75 basis points to 100 basis points. Based upon these estimates, the Company estimates that full year 2007 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $1.33 to $1.37;

•	net income should be approximately $725 million to $747 million; and

•	FFO per diluted share should be approximately $1.81 to $1.85 (including a charge of approximately $.08 per diluted share for debt prepayment costs).

Host Hotels & Resorts, L.P.

•	net income should be approximately $751 million to $774 million; and

•	Adjusted EBITDA should be approximately $1,460 million to $1,480 million.

2008 OUTLOOK

The Company is in the preliminary stages of its budget process for 2008. Accordingly, certain key items, including detailed property-level operating budgets, have not been determined which could significantly affect forecast results of operations. However, based on preliminary discussions with the Company’s operators and hotel general managers, as well as a review of booking pace and other metrics, the Company believes that comparable hotel RevPAR for 2008, which will include the Starwood portfolio, will increase approximately 5% to 7%.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 121 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns ten hotels in Europe with approximately 3,200 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt® , Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 9, 2007, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 3% of the partnership interests in Host LP held by outside partners as of September 7, 2007, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

PAGE NO.
HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets September 7, 2007 (unaudited) and December 31, 2006	6

Consolidated Statements of Operations (unaudited) Quarter and Year-to-Date Ended September 7, 2007 and September 8, 2006	7

Earnings per Common Share	9
Hotel Operating Data
Comparable Hotels by Region and Property Type	10
Comparable Hotels plus Starwood Portfolio by Region and Property Type	12
Schedule of Comparable Hotel Results	14

Other Financial and Operating Data	17

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Common Share	19

Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share	21

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter and Year-to-Date Ended September 7, 2007 and September 8, 2006	22

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	23

2007 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2007 Forecasts	24

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2007 Forecasts	26

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2007 Forecasts	28

Notes to Financial Information	29

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	September 7, 2007	December 31, 2006
	(unaudited)
ASSETS
Property and equipment, net	$10,532	$10,584
Assets held for sale	—	96
Due from managers	57	51
Investments in affiliates	185	160
Deferred financing costs, net	54	60
Furniture, fixtures and equipment replacement fund	131	100
Other	196	199
Restricted cash	130	194
Cash and cash equivalents	559	364

Total assets	$11,844	$11,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $1,087 million and $495 million, respectively, net of discount, of exchangeable senior debentures	$4,113	$3,526
Mortgage debt	1,612	2,014
Credit facility	—	250
Other	88	88

Total debt	5,813	5,878
Accounts payable and accrued expenses	135	243
Other	225	252

Total liabilities	6,173	6,373

Interest of minority partners of Host Hotels & Resorts, L.P.	189	185
Interest of minority partners of other consolidated partnerships	28	28
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding	97	97
Common stock, par value $.01 per share, 750 million shares authorized; 522.3 million shares and 521.1 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,671	5,680
Accumulated other comprehensive income	38	25
Deficit	(357)	(585)

Total stockholders’ equity	5,454	5,222

Total liabilities and stockholders’ equity	$11,844	$11,808

(a)	Our consolidated balance sheet as of September 7, 2007 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Revenues
Rooms	$775	$717	$2,235	$1,918
Food and beverage	325	298	1,077	925
Other	84	72	244	195

Total hotel sales	1,184	1,087	3,556	3,038
Rental income (b)	22	23	78	78

Total revenues	1,206	1,110	3,634	3,116

Expenses
Rooms	191	178	537	460
Food and beverage	262	244	796	694
Hotel departmental expenses	310	290	877	757
Management fees	56	50	173	140
Other property-level expenses (b)	94	90	270	238
Depreciation and amortization	119	116	354	307
Corporate and other expenses	14	21	49	62
Gain on insurance settlement	(5)	—	(5)	—

Total operating costs and expenses	1,041	989	3,051	2,658

Operating profit	165	121	583	458
Interest income	9	8	27	22
Interest expense	(82)	(100)	(312)	(298)
Net gains on property transactions	3	1	5	3
Minority interest expense	(5)	(1)	(21)	(30)
Equity in earnings (losses) of affiliates	—	(3)	5	(8)

Income before income taxes	90	26	287	147
Benefit (provision) for income taxes	3	4	(3)	(14)

Income from continuing operations	93	30	284	133
Income from discontinued operations (c)	4	10	149	409

Net income	97	40	433	542
Less: Dividends on preferred stock	(2)	(2)	(6)	(12)
Issuance costs of redeemed preferred stock (d)	—	—	—	(6)

Net income available to common stockholders	$95	$38	$427	$524

Basic earnings per common share:
Continuing operations	$.17	$.05	$.53	$.25
Discontinued operations	.01	.02	.29	.88

Basic earnings per common share	$.18	$.07	$.82	$1.13

Diluted earnings per common share
Continuing operations	$.17	$.05	$.52	$.24
Discontinued operations	.01	.02	.27	.88

Diluted earnings per common share	$.18	$.07	$.79	$1.12

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Rental income
Full-service	$3	$5	$22	$24
Select service and office buildings	19	18	56	54

	$22	$23	$78	$78

Rental and other expenses (included in other property level expenses)
Full-service	$2	$2	$6	$5
Select service and office buildings	19	19	57	56

	$21	$21	$63	$61

(c)	Reflects the results of operations (including $4 million and $7 million for the third quarter and year-to-date 2007, respectively, of gains on insurance settlements) and gains on sale, net of the related income tax, for seven properties sold in 2007 and seven properties sold in 2006.

(d)	Represents the original issuance cost associated with the redemption of the Class C preferred stock in 2006.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 7, 2007			Quarter ended September 8, 2006
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$97	522.3	$.19	$40	520.5	$.08
Dividends on preferred stock	(2)	—	(.01)	(2)	—	(.01)

Basic earnings available to common stockholders (b)(c)	95	522.3	.18	38	520.5	.07
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.8	—	—	1.8	—
Assuming conversion of minority OP units issuable	—	1.2	—	—	2.3	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	29.5	—	—	—	—

Diluted earnings available to common stockholders (b)(c)	$99	553.8	$.18	$38	524.6	$.07

	Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$433	522.0	$.83	$542	464.1	$1.17
Dividends on preferred stock	(6)	—	(.01)	(12)	—	(.03)
Issuance costs of redeemed preferred stock (a)	—	—	—	(6)	—	(.01)

Basic earnings available to common stockholders (b)(c)	427	522.0	.82	524	464.1	1.13
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—	—	1.8	(.01)
Assuming conversion of minority OP units issuable	—	1.2	—	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures	13	29.5	(.03)	—	—	—

Diluted earnings available to common stockholders (b)(c)	$440	553.6	$.79	$524	465.9	$1.12

(a)	Represents the original issuance costs associated with the redemption of the Company’s Class C preferred stock in 2006.

(b)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.

(c)	Our results for both periods presented were significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of September 7, 2007		Quarter ended September 7, 2007			Quarter ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	22	12,016	$211.71	81.7%	$172.90	$202.57	79.3%	$160.56	7.7%
Florida	9	5,663	161.15	68.5	110.46	159.06	68.0	108.21	2.1
Mid-Atlantic	8	5,870	229.61	85.3	195.91	208.66	81.1	169.17	15.8
DC Metro	12	5,399	174.34	76.9	133.99	174.15	74.9	130.36	2.8
North Central	12	4,907	162.40	77.1	125.27	155.29	77.7	120.64	3.8
South Central	7	4,126	140.35	66.6	93.48	132.06	67.3	88.85	5.2
Atlanta	7	2,625	184.37	66.1	121.91	184.15	66.8	123.10	(1.0)
New England	6	3,032	180.56	86.4	156.02	175.83	83.0	146.02	6.8
Mountain	6	2,210	112.78	69.6	78.50	104.06	68.9	71.74	9.4
International	5	1,953	166.76	67.6	112.81	153.27	71.5	109.61	2.9

All Regions	94	47,801	184.66	76.5	141.34	176.12	75.2	132.45	6.7

	As of September 7, 2007		Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	22	12,016	$211.83	76.5%	$162.02	$200.27	76.2%	$152.66	6.1%
Florida	9	5,663	214.38	73.7	158.03	207.57	73.2	152.00	4.0
Mid-Atlantic	8	5,870	232.83	81.1	188.89	213.03	78.8	167.87	12.5
DC Metro	12	5,399	192.12	77.1	148.19	189.06	74.3	140.44	5.5
North Central	12	4,907	152.81	71.5	109.22	145.57	73.0	106.28	2.8
South Central	7	4,126	153.15	72.5	111.01	142.03	72.2	102.58	8.2
Atlanta	7	2,625	193.47	69.1	133.70	186.89	71.3	133.23	0.4
New England	6	3,032	174.86	77.3	135.14	168.18	77.1	129.70	4.2
Mountain	6	2,210	141.64	67.0	94.86	131.66	65.9	86.77	9.3
International	5	1,953	159.38	68.2	108.68	150.17	71.8	107.77	0.8

All Regions	94	47,801	193.71	74.8	144.92	183.51	74.4	136.57	6.1

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of September 7, 2007		Quarter ended September 7, 2007			Quarter ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	40	23,518	$195.46	80.1%	$156.64	$184.94	78.7%	$145.62	7.6%
Suburban	28	10,901	154.34	70.5	108.79	146.81	69.8	102.54	6.1
Airport	15	6,557	136.00	75.9	103.20	130.80	73.8	96.58	6.9
Resort/Conference	11	6,825	236.10	74.4	175.72	230.30	72.9	167.82	4.7

All Types	94	47,801	184.66	76.5	141.34	176.12	75.2	132.45	6.7

	As of September 7, 2007		Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	40	23,518	$202.87	78.1%	$158.41	$190.25	77.5%	$147.47	7.4%
Suburban	28	10,901	155.96	68.6	106.95	147.58	68.2	100.68	6.2
Airport	15	6,557	140.71	74.3	104.57	134.90	73.0	98.53	6.1
Resort/Conference	11	6,825	267.40	74.0	197.84	257.19	75.0	192.92	2.5

All Types	94	47,801	193.71	74.8	144.92	183.51	74.4	136.57	6.1

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotels plus the Starwood Portfolio Hotel Operating Data

(unaudited)

Comparable Hotels plus the Starwood Portfolio by Region (a)

	As of September 7, 2007		Quarter ended September 7, 2007			Quarter ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	28	16,019	$198.97	82.6%	$164.36	$191.12	80.6%	$154.08	6.7%
Florida	10	5,922	158.92	68.2	108.33	155.74	68.2	106.26	1.9
Mid-Atlantic	11	8,681	240.98	85.8	206.70	216.47	82.7	179.01	15.5
DC Metro	13	5,662	175.09	77.5	135.63	175.26	75.1	131.56	3.1
North Central	15	6,496	155.96	75.6	117.88	148.37	76.4	113.28	4.1
South Central	8	4,358	146.60	65.8	96.53	137.36	66.7	91.61	5.4
Atlanta	7	2,625	184.37	66.1	121.91	184.15	66.8	123.10	(1.0)
New England	11	5,663	171.34	84.7	145.14	171.32	79.4	135.95	6.8
Mountain	8	2,856	123.31	71.3	87.95	112.16	71.6	80.32	9.5
International	7	2,471	155.41	66.6	103.50	145.82	65.7	95.84	8.0

All Regions	118	60,753	184.12	77.5	142.78	175.26	76.0	133.21	7.2

	As of September 7, 2007		Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	28	16,019	$201.57	77.6%	$156.33	$191.49	77.2%	$147.75	5.8%
Florida	10	5,922	210.44	73.7	155.02	202.97	73.4	148.91	4.1
Mid-Atlantic	11	8,681	241.03	82.4	198.69	218.87	78.9	172.69	15.1
DC Metro	13	5,662	193.00	77.6	149.72	189.74	74.6	141.58	5.7
North Central	15	6,496	148.63	70.4	104.62	141.84	71.1	100.91	3.7
South Central	8	4,358	158.83	72.0	114.30	146.82	71.8	105.46	8.4
Atlanta	7	2,625	193.47	69.1	133.70	186.89	71.3	133.23	0.4
New England	11	5,663	168.33	74.4	125.30	165.81	72.5	120.18	4.3
Mountain	8	2,856	144.78	69.0	99.85	133.40	68.5	91.40	9.2
International	7	2,471	151.35	67.5	102.11	142.20	69.7	99.18	3.0

All Regions	118	60,753	191.88	75.2	144.37	181.48	74.4	134.98	7.0

HOST HOTELS & RESORTS, INC.

Comparable Hotels plus the Starwood Portfolio Hotel Operating Data

(unaudited)

Comparable Hotels plus the Starwood Portfolio by Property Type (a)

	As of September 7, 2007		Quarter ended September 7, 2007			Quarter ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	55	33,016	$197.08	81.0%	$159.73	$186.44	79.3%	$147.81	8.1%
Suburban	34	12,844	151.91	71.1	108.00	144.63	70.3	101.62	6.3
Airport	17	7,556	131.68	76.9	101.28	126.15	75.6	95.36	6.2
Resort/Conference	12	7,337	228.50	73.6	168.10	223.28	71.6	159.96	5.1

All Types	118	60,753	184.12	77.5	142.78	175.26	76.0	133.21	7.2

	As of September 7, 2007		Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	55	33,016	$202.31	78.0%	$157.73	$189.77	76.7%	$145.46	8.4%
Suburban	34	12,844	154.41	68.7	106.07	146.18	68.2	99.64	6.5
Airport	17	7,556	136.66	75.6	103.35	130.48	74.6	97.36	6.2
Resort/Conference	12	7,337	261.42	74.1	193.64	251.99	74.8	188.51	2.7

All Types	118	60,753	191.88	75.2	144.37	181.48	74.4	134.98	7.0

(a)	Reflects our comparable hotels plus the 24 hotels acquired from Starwood in April 2006 that we own as of September 7, 2007. For further detail, see the notes to the financial information for a discussion of reporting periods and comparable hotel plus the Starwood portfolio RevPAR. The 2006 results and percentage change statistics include results prior to our ownership for the Starwood portfolio.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Number of hotels	94	94	94	94
Number of rooms	47,801	47,801	47,801	47,801
Percent change in Comparable Hotel RevPAR	6.7%		6.1%
Operating profit margin under GAAP (b)	13.7%	10.9%	16.0%	14.7%
Comparable hotel adjusted operating profit margin (c)	24.9%	23.5%	27.4%	26.7%
Food and beverage profit margin under GAAP (d)	19.4%	18.1%	26.1%	25.0%
Comparable food and beverage adjusted profit margin (e)	20.1%	18.1%	26.8%	25.6%
Comparable hotel sales
Room	$581	$545	$1,730	$1,631
Food and beverage (g)	249	237	851	818
Other	64	59	189	176

Comparable hotel sales (f)	894	841	2,770	2,625

Comparable hotel expenses
Room	140	133	406	388
Food and beverage (i)	199	194	623	609
Other	37	36	107	104
Management fees, ground rent and other costs	295	280	876	824

Comparable hotel expenses (h)	671	643	2,012	1,925

Comparable hotel adjusted operating profit	223	198	758	700
Non-comparable hotel results, net (j)	70	61	224	129
Office buildings and select service properties, net (k)	—	(1)	(1)	(2)
Depreciation and amortization	(119)	(116)	(354)	(307)
Corporate and other expenses	(14)	(21)	(49)	(62)
Gain on property insurance settlements	5	—	5	—

Operating profit	$165	$121	$583	$458

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

(d)	Food and beverage profit margin under GAAP is calculated as the food and beverage profit of $63 million and $54 million for the quarters ended September 7, 2007 and September 8, 2006, respectively, and $281 million and $231 million for the year-to-date periods ended September 7, 2007 and September 8, 2006, respectively, divided by the total food and beverage revenues per the consolidated statements of operations.

(e)	Comparable food and beverage adjusted profit margin is calculated as the comparable food and beverage adjusted profit of $50 million and $43 million for the quarters ended September 7, 2007 and September 8, 2006, respectively, and $228 million and $209 million for the year-to-date periods ended September 7, 2007 and September 8, 2006, respectively, divided by the comparable food and beverage sales per the table above.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(f)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Revenues per the consolidated statements of operations	$1,206	$1,110	$3,634	$3,116
Non-comparable hotel sales	(303)	(262)	(859)	(481)
Hotel sales for the property for which we record rental income, net	10	11	37	37
Rental income for office buildings and select service hotels	(19)	(18)	(56)	(54)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	14	7

Comparable hotel sales	$894	$841	$2,770	$2,625

(g)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Food and beverage sales per the consolidated statements of operations	$325	$298	$1,077	$925
Non-comparable food and beverage sales	(80)	(66)	(250)	(129)
Food and beverage sales for the property for which we record rental income	4	5	20	20
Adjustment for food and beverage sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	4	2

Comparable food and beverage sales	$249	$237	$851	$818

(h)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Operating costs and expenses per the consolidated statements of operations	$1,041	$989	$3,051	$2,658
Non-comparable hotel expenses	(232)	(199)	(632)	(351)
Hotel expenses for the property for which we record rental income	9	9	38	38
Rent expense for office buildings and select service hotels	(19)	(19)	(57)	(56)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	10	5
Depreciation and amortization	(119)	(116)	(354)	(307)
Corporate and other expenses	(14)	(21)	(49)	(62)
Gain on property insurance settlements	5	—	5	—

Comparable hotel expenses	$671	$643	$2,012	$1,925

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(i)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Food and beverage expenses per the consolidated statements of operations	$262	$244	$796	$694
Non-comparable food and beverage expense	(66)	(54)	(188)	(99)
Food and beverage expenses for the property for which we record rental income	3	4	12	12
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott's fiscal year for Marriott-managed hotels	—	—	3	2

Comparable food and beverage expenses	$199	$194	$623	$609

(j)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(k)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	September 7, 2007	December 31, 2006
Equity
Common shares outstanding	522.3	521.1
Common shares and minority held common OP Units outstanding	540.7	539.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0
Security pricing (per share price)
Common (a)	$21.41	$24.55
Class E Preferred (a)	$25.41	$26.59
3 1/4% Exchangeable Senior Debentures (b)	$1,327.50	$1,473.30
2 5/8% Exchangeable Senior Debentures (b)	$878.72	$—
Dividends declared per share for calendar year
Common (c)	$.60	$.76
Class E Preferred (c)	$1.67	$2.22
Class C Preferred (d)	$—	$.86
Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	347	347
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	497	496
$500 million Exchangeable Senior Debentures, with a rate of 3 1/4 % due April 2024	495	495
$600 million Exchangeable Senior Debentures, with a rate of 2 5/8 % due April 2027	592	—
Senior notes, with an average interest rate of 10.0% and 9.7% at September 7, 2007 and December 31, 2006, respectively, maturing through May 2012	7	13

Total senior notes	4,113	3,526
Mortgage debt (non-recourse) secured by $2.4 billion of real estate assets, with an average interest rate of 6.8% and 7.5% at September 7, 2007 and December 31, 2006, respectively, maturing through December 2023 (e)	1,612	2,014
Credit facility (f)	—	250
Other	88	88

Total debt	$5,813	$5,878

Percentage of fixed rate debt	100%	94%
Weighted average interest rate	6.1%	6.8%
Weighted average debt maturity	6.0 years	5.9 years

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Hotel Operating Statistics for All Properties (g)
Average daily rate	$181.71	$171.26	$190.20	$178.81
Average occupancy	76.5%	74.9%	74.6%	74.2%
RevPAR	$138.97	$128.31	$141.81	$132.72

(a)	Share prices are the closing price as reported by the New York Stock Exchange.

(b)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(c)	On September 17, 2007, the Company declared a third quarter common dividend of $.20 per share and a third quarter preferred dividend of $.5546875 per share for its Class E cumulative redeemable preferred stock.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	On May 19, 2006, the Company redeemed, at par, all of the shares of its 10% Class C cumulative redeemable preferred stock for approximately $151 million, including accrued dividends.

(e)	The Company intends to repay a $190 million mortgage secured by four of its properties in October 2007.

(f)	Currently, the Company has $600 million of available capacity under its credit facility.

(g)	The operating statistics reflect all consolidated properties as of September 7, 2007 and September 8, 2006, respectively, including the results of operations for seven properties sold as of September 7, 2007 and seven properties sold in 2006 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 7, 2007			Quarter ended September 8, 2006
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$95	522.3	$.18	$38	520.5	$.07
Adjustments:
Gains on dispositions, net of taxes	—	—	—	(5)	—	(.01)
Gain on insurance settlement (a)	(6)	—	(.01)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(3)	—	(.01)	(1)	—	—
Depreciation and amortization	120	—	.23	119	—	.23
Partnership adjustments	7	—	.01	2	—	—
FFO of minority partners of Host LP (b)	(7)	—	(.01)	(5)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	0.8	—	—	1.8	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	29.5	(.01)	4	28.5	—

FFO per diluted share (c)(d)	$210	552.6	$.38	$152	550.8	$.28

	Year-to-date ended September 7, 2007			Year-to-date ended September 8, 2006
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$427	522.0	$.82	$524	464.1	$1.13
Adjustments:
Gains on dispositions, net of taxes	(139)	—	(.27)	(390)	—	(.84)
Gain on insurance settlement (a)	(6)	—	(.01)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(5)	—	(.01)	(3)	—	(.01)
Depreciation and amortization	354	—	.68	314	—	.68
Partnership adjustments	20	—	.04	24	—	.05
FFO of minority partners of Host LP (b)	(22)	—	(.04)	(18)	—	(.04)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	0.9	—	—	1.8	—
Assuming conversion of 2004 Exchangeable Senior Debentures	13	29.5	(.05)	13	28.5	(.03)
Assuming conversion of Convertible Subordinated Debentures	—	—	—	2	2.7	—

FFO per diluted share (c)(d)	$642	552.4	$1.16	$466	497.1	$.94

(a)	Represents the gain during the period for the settlement of property insurance claims, including the gains that are included in discontinued operations related to hotels that we have sold.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

(d)	FFO per diluted share was significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 7, 2007		Quarter ended September 8, 2006
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Non-recurring Starwood acquisition costs (a)	$—	$—	$(4)	$(4)
Gain on hotel dispositions, net of taxes	—	—	5	—

Total	$—	$—	$1	$(4)

Diluted shares	—	—	524.6	550.8
Per diluted share	$—	$—	$—	$—

	Year-to-date ended September 7, 2007		Year-to-date ended September 8, 2006
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Non-recurring Starwood acquisition costs (a)	$—	$—	$(17)	$(17)
Senior notes redemptions and debt prepayments (b)	(46)	(46)	(4)	(4)
Preferred stock redemptions (c)	—	—	(8)	(8)
Gain on hotel dispositions, net of taxes	139	—	390	—
Minority interest income (expense) (d)	(3)	2	(14)	1

Total	$90	$(44)	$347	$(28)

Diluted shares	553.6	552.4	465.9	497.1
Per diluted share	$.16	$(.08)	$.74	$(.05)

(a)	Represents non-recurring costs incurred in conjunction with the acquisition of the Starwood portfolio that are required to be expensed under GAAP, including start-up costs, bridge loan fees and expenses and the Company’s portion of a foreign currency hedge loss incurred by the European joint venture as the venture hedged a portion of its initial investment for the acquisition of six European hotels.

(b)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with debt prepayments or refinancings during certain periods presented.

(c)	Represents the original issuance costs of $6 million and the incremental dividends of $2 million during the redemption notice period associated with the redemption of the Class C preferred stock in 2006.

(d)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

(e)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (d). Accordingly, the total adjustments on the net income of Host LP were approximately $93 million and $361 million for year-to-date 2007 and 2006, respectively.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Revenues
Rooms	$775	$717	$2,235	$1,918
Food and beverage	325	298	1,077	925
Other	84	72	244	195

Total hotel sales	1,184	1,087	3,556	3,038
Rental income	22	23	78	78

Total revenues	1,206	1,110	3,634	3,116

Expenses
Rooms	191	178	537	460
Food and beverage	262	244	796	694
Hotel departmental expenses	310	290	877	757
Management fees	56	50	173	140
Other property-level expenses	94	90	270	238
Depreciation and amortization	119	116	354	307
Corporate and other expenses	14	21	49	62
Gain on insurance settlement	(5)	—	(5)	—

Total operating costs and expenses	1,041	989	3,051	2,658

Operating profit	165	121	583	458
Interest income	9	8	27	22
Interest expense	(82)	(100)	(312)	(298)
Net gains on property transactions	3	1	5	3
Minority interest expense	(1)	—	(5)	(7)
Equity in earnings (losses) of affiliates	—	(3)	5	(8)

Income before income taxes	94	27	303	170
Provision for income taxes	3	4	(3)	(14)

Income from continuing operations	97	31	300	156
Income from discontinued operations (b)	4	10	149	409

Net income	101	41	449	565
Less: Distributions on preferred units (c)	(2)	(2)	(6)	(12)
Issuance costs of redeemed preferred units	—	—	—	(6)

Net income available to common unitholders	$99	$39	$443	$547

Basic earnings per common unit:
Continuing operations	$.18	$.06	$.54	$.28
Discontinued operations	.01	.01	.28	.85

Basic earnings per common unit	$.19	$.07	$.82	$1.13

Diluted earnings per common unit:
Continuing operations	$.17	$.06	$.54	$.28
Discontinued operations	.01	.01	.26	.84

Diluted earnings per common unit	$.18	$.07	$.80	$1.12

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Reflects the results of operations (including $4 million and $7 million for the third quarter and year-to-date 2007, respectively, of gains on insurance settlements) and gains on sale, net of the related income tax, for seven properties sold in 2007 and seven properties sold in 2006.

(c)	Represents the original issuance cost associated with the redemption of the class C preferred units in 2006.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 7, 2007	September 8, 2006	September 7, 2007	September 8, 2006
Net income	$101	$41	$449	$565
Interest expense	82	100	312	298
Depreciation and amortization	119	116	354	307
Income taxes	(3)	(4)	3	14
Discontinued operations (a)	—	2	2	9

EBITDA	299	255	1,120	1,193
(Gains)/losses on dispositions	—	(5)	(139)	(392)
Amortization of deferred gains	(3)	(1)	(5)	(3)
Property insurance gains	(6)	—	(6)	—
Consolidated partnership adjustments:
Minority interest expense	1	—	5	7
Distributions to minority partners	—	—	(5)	(4)
Equity investment adjustments:
Equity in earnings of affiliates	—	3	(5)	8
Distributions received from equity investments	1	1	4	3

Adjusted EBITDA of Host LP	$292	$253	$969	$812

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2007 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range Full Year 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$716	522.2	$1.37
Adjustments:
Depreciation and amortization	523	—	1.00
Gain on dispositions, net of taxes	(247)	—	(.47)
Partnership adjustments	33	—	.06
Gain on insurance settlement (b)	(6)	—	(.01)
FFO of minority partners of Host LP (c)	(35)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.0	—
Assuming conversion of 2004 Exchangeable Senior Debentures	19	29.5	(.07)

FFO per diluted share	$1,003	552.7	$1.81

	High-end of Range Full Year 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$738	522.2	$1.41
Adjustments:
Depreciation and amortization	523	—	1.00
Gain on dispositions, net of taxes	(247)	—	(.47)
Partnership adjustments	33	—	.06
Gain on insurance settlement (b)	(6)	—	(.01)
FFO of minority partners of Host LP (c)	(35)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.0	—
Assuming conversion of 2004 Exchangeable Senior Debentures	19	29.5	(.07)

FFO per diluted share	$1,025	552.7	$1.85

(a)	The full year 2007 forecasts were based on the following assumptions:

•	Comparable hotel plus the Starwood Portfolio RevPAR will increase 6.5% and 7.5% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel RevPAR will increase 6% and 7% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 75 basis points and 100 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	We expect to have hotel dispositions of approximately $300 million in the fourth quarter; however, some of the sales may close in the first quarter of 2008.

•

We expect to spend approximately $610 million on capital expenditures in 2007, including approximately $290 million for maintenance capital expenditures. The remainder of the expenditures will be for return on investment/repositioning projects.

•

Approximately $1.2 billion of debt has been, or will be, refinanced or repaid. Charges, net of the minority interest benefit, totaling approximately $45 million ($.08 of FFO per diluted share) related to costs associated with the debt repayments have been incurred during the year. No further prepayment costs related to debt refinancings or repayments are expected for the remainder of 2007.

•	Fully diluted weighted average shares for FFO per diluted share will be 552.7 million and for earnings per diluted share will be 552.7 million for the full year.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2007. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains (losses) on dispositions;

•	the amount and timing of debt prepayments is an estimate that can substantially affect the level of interest expense and net income;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents the gains from property insurance claims.

(c)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2007 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2007
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	16.4%	16.8%
Comparable hotel adjusted operating profit margin (c)	27.65%	27.9%
Comparable hotel sales
Room	$2,526	$2,550
Other	1,540	1,554

Comparable hotel sales (d)	4,066	4,104

Comparable hotel expenses
Rooms and other departmental costs	1,658	1,670
Management fees, ground rent and other costs	1,284	1,289

Comparable hotel expenses (e)	2,942	2,959

Comparable hotel adjusted operating profit	1,124	1,145
Non-comparable hotel results, net	352	358
Office buildings and select service properties, net	8	8
Depreciation and amortization	(524)	(524)
Corporate and other expenses	(75)	(75)
Gain on property insurance settlement	5	5

Operating profit	$890	$917

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2007. We have assumed that 94 hotels will be classified as comparable as of December 31, 2007. No assurances can be made as to the hotels that will be in the comparable hotel set for 2007. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2007 forecasts.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 75 basis points to 100 basis points over the comparable adjusted operating profit margin of 26.9%.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2007
	Low-end of range	High-end of range
Revenues	$5,413	$5,464
Non-comparable hotel sales	(1,305)	(1,318)
Hotel sales for the property for which we record rental income, net	51	51
Rental income for office buildings and select service hotels	(93)	(93)

Comparable hotel sales	$4,066	$4,104

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2007 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2007
	Low-end of range	High-end of range
Operating costs and expenses	$4,523	$4,547
Non-comparable hotel expenses	(953)	(960)
Hotel expenses for the property for which we record rental income	51	51
Rent expense for office buildings and select service hotels	(85)	(85)
Depreciation and amortization	(524)	(524)
Corporate and other expenses	(75)	(75)
Gain on property insurance settlement	5	5

Comparable hotel expenses	$2,942	$2,959

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2007 Forecasts (a)

(unaudited, in millions)

	Full Year 2007
	Low-end of range	High-end of range
Net income	$751	$774
Interest expense	427	427
Depreciation and amortization	524	524
Income taxes	12	9

EBITDA	1,714	1,734
Gains on dispositions	(247)	(247)
Gain on insurance settlement (b)	(6)	(6)

Consolidated partnership adjustments:
Minority interest expense	8	8
Distributions to minority partners	(8)	(8)
Equity investment adjustments:
Equity in earnings of affiliates	(11)	(11)
Distributions received from equity investments	10	10

Adjusted EBITDA of Host LP	$1,460	$1,480

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2007. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Hotels & Resorts, Inc.

(b)	Represents the gains from the settlement of property insurance claims.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2007 ended on September 7, and the third quarter of 2006 ended on September 8, though both quarters reflect twelve weeks of operations. In contrast, the September 7, 2007 year-to-date operations included 250 days of operations, while the September 8, 2006 year-to-date operations included 251 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is that we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 40% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the third quarter of 2007 reflect 12 weeks of operations for the period from June 16, 2007 to September 7, 2007 for our Marriott-managed hotels and results from June 1, 2007 to August 31, 2007 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the third quarter of 2006 reflect 12 weeks of operations for the period from June 17, 2006 to September 8, 2006 for our Marriott-managed hotels and results from June 1, 2006 to August 31, 2006 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Hotel results for year-to-date 2007 reflect 36 weeks for the period from December 30, 2006 to September 7, 2007 for our Marriott-managed hotels and results from January 1, 2007 to August 31, 2007 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2006 reflect 36 weeks for the period from December 31, 2005 to September 8, 2006 for our Marriott-managed hotels and results from January 1, 2006 to August 31, 2006 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL AND COMPARABLE HOTEL PLUS THE STARWOOD PORTFOLIO OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 121 hotels that we owned as of September 7, 2007, 94 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 7, 2007 are excluded from comparable hotel results for these periods:

•	24 consolidated hotels that we acquired from Starwood on April 10, 2006;

•	The Westin Kierland Resort & Spa (acquired in September 2006);

•	Atlanta Marriott Marquis (major renovation started in August 2005); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the 14 hotels we disposed of in 2007 and 2006 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

In addition to comparable hotel RevPAR, we also have presented comparable hotel plus the Starwood portfolio RevPAR. This represents our comparable hotels (described above) plus the 24 hotels acquired from Starwood on April 10, 2006 that we own as of September 7, 2007. Accordingly, we have included the results of the Starwood portfolio for periods prior to our ownership in 2006 in the determination of the comparable hotel plus Starwood portfolio RevPAR. As properties managed by Starwood report results on a monthly basis, the third quarter RevPAR reflects the results of these hotels from June 1 through August 31 consistent with our treatment of reporting periods discussed previously. Given the significance of the Starwood portfolio to our operating results, we believe this supplemental presentation provides useful information to investors.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of October 9, 2007, Host owns approximately 97% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•

Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.